SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            December 14, 2005

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2005, the Compensation Committee of the Company’s Board of Directors set the fiscal year 2006 performance criteria for bonuses under the Interface, Inc. Executive Bonus Plan for the Company’s executive officers, including the executive officers who were named in the executive compensation table set forth in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders (the “named executive officers”). For the executives of the Company who are directly accountable for the profitability of subsidiaries or business groups (John R. Wells and Robert A. Coombs are the named executive officers in this category), the performance criteria are (1) operating income for operations managed, (2) cash flow for operations managed, (3) gross sales for operations managed, and (4) the Company’s earnings per share. The performance criteria for the Company’s President and Chief Executive Officer (Daniel T. Hendrix) are the Company’s (1) operating income, (2) cash flow, (3) gross sales, and (4) earnings per share. For executives not directly accountable for the profitability of a subsidiary or business group (Michael D. Bertolucci and Raymond S. Willoch are the named executive officers in this category), the performance criteria are the same as that for the Company’s President and Chief Executive Officer but with the addition of non-financial objectives.

On that same date, the Compensation Committee also implemented a special incentive program for certain executive officers, including certain named executive officers, effective during fiscal year 2007. A description of the special incentive program is attached hereto as Exhibit 99.1. In addition, the Compensation Committee approved increases in annual salary for certain named executive officers, effective January 1, 2006, in an aggregate amount of $37,462 for such group.

Also on December 14, 2005, the Company established the Interface, Inc. Long-Term Care Insurance Plan (the “LTC Plan”). The LTC Plan is a welfare benefit plan providing long-term care insurance for eligible employees (and spouses thereof at the respective employees’ expense) of the Company and participating subsidiaries. The named executive officers located in the United States are eligible employees under the LTC Plan. The LTC Plan and related Summary Plan Description applicable to such named executive officers are attached hereto as Exhibit 99.2. The foregoing summary of the LTC Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the LTC Plan and Summary Plan Description filed as Exhibit 99.2 to this report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Shell Company Transactions.

None.

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(d)          Exhibits.

Exhibit No.	Description
99.1	Description of Special Incentive Program for 2007.
99.2	Interface, Inc. Long-Term Care Insurance Plan and related Summary Plan Description.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President

Date:  December 16, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Description of Special Incentive Program for 2007.
99.2	Interface, Inc. Long-Term Care Insurance Plan and related Summary Plan Description.

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